                                                                     EXHIBIT 5.1

MANATT
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PHELPS
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PHILLIPS
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ATTORNEYS AT LAW


March 19, 1997



Pacific Crest Capital, Inc.
30343 Canwood Street
Agoura Hills, California 92301


     RE: PACIFIC CREST CAPITAL, INC. REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE PACIFIC CREST CAPITAL, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by Pacific Crest Capital, Inc. ("Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 50,000 shares of the Common Stock, $.01 par value, of the Company which may be issued pursuant to the Pacific Crest Capital, Inc. 1996 Non-Employee Directors' Stock Plan (the "Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 50,000 shares of Common Stock which may be issued pursuant to the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

     This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act of 1933, as amended.

                               Very truly yours,



                      /s/ MANATT, PHELPS & PHILLIPS, LLP

                        MANATT, PHELPS & PHILLIPS, LLP







                         MANATT, PHELPS & PHILLIPS, LLP
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